As filed with the Securities and Exchange Commission on March 4, 2019.

Registration No. 333-95889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE

Securities Act of 1933

FAIR ISAAC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1499887
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

FAIR, ISAAC AND COMPANY, INCORPORATED

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Mark R. Scadina

Executive Vice President, General Counsel and Secretary

Fair Isaac Corporation

181 Metro Drive, Suite 700

San Jose, California 95110

(408) 535-1500

(Name, Address and Telephone Number of Agent for Service)

Copy to:

W. Morgan Burns

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402 -3901

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☑	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Fair Isaac Corporation (the “Company” or the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 1, 2000 (Registration Statement No. 333-95889 and referred to herein as the “Original Registration Statement”), which registered 1,500,000 shares of the Company’s Common Stock for issuance thereunder pursuant to the Company’s 1999 Employee Stock Purchase Plan (the “1999 Plan”).

The Company has since adopted a new employee stock purchase plan, the Fair Isaac Corporation 2019 Employee Stock Purchase Plan (the “2019 Plan”), which was approved by the Company’s stockholders on February 28, 2019. No future awards will be made under the 1999 Plan. This Post-Effective Amendment is being filed solely to deregister the 2,707,966 unissued shares of Common Stock (as adjusted for stock splits) registered under the Original Registration Statement. Contemporaneously with the filing of this Post-Effective Amendment, the Company is filing a new Registration Statement on Form S-8 to register the shares of Common Stock now available for offer or sale pursuant to the 2019 Plan.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California on the 4th day of March, 2019.

FAIR ISAAC CORPORATION

By:	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below on March 4, 2019 by the following persons in the capacities indicated, including a majority of the Registrant’s directors:

Name	Title
/s/ William J. Lansing	Chief Executive Officer and Director
William J. Lansing Principal Executive Officer

/s/ Michael J. Pung	Executive Vice President and Chief Financial Officer
Michael J. Pung Principal Financial Officer

/s/ Michael S. Leonard	Vice President and Chief Accounting Officer
Michael S. Leonard Principal Accounting Officer

*	Director
Braden R. Kelly

*	Director
A. George Battle

*	Director
James D. Kirsner

*	Director
Eva Manolis

*	Director
Marc F. McMorris

*	Director
Joanna Rees

*	Director
David A. Rey

*By:	/s/ Mark R. Scadina
Mark R. Scadina
Attorney-in-Fact